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THIS AGREEMENT made as of the 4th day of January, 1999.

BETWEEN:

            DRUMMOND FINANCIAL CORPORATION, a corporation organized pursuant to the laws of the State of Delaware, having an office at 6 Rue Charles-Bonnet, 1206 Geneva, Switzerland,

            ("Drummond")

AND:

            MFC MERCHANT BANK S.A., a corporation organized pursuant to the laws of Switzerland, having an office at 6 Cours de Rive, 1211 Geneva 3, Switzerland,

            ("Merchant Bank")


WHEREAS:

A. Drummond and Merchant Bank entered into an agreement as at December 31, 1998, whereby Drummond sold to Merchant Bank and Merchant Bank purchased from Drummond 1,070,320 shares of common stock (the "Purchased Shares") of ICHOR Corporation ("ICHOR"), and the parties hereby desire to reflect in writing their understanding of the terms and conditions of their agreement;

B. Shares of common stock of ICHOR, a corporation organized pursuant to the laws of the State of Delaware, are quoted for trading on the NASDAQ SmallCap Market ("NASDAQ"); and

C. ICHOR entered into an agreement (the "Nazca Agreement") with Nazca Holdings Ltd. ("NHL") dated October 20, 1998 to acquire all of the issued and outstanding shares of NHL held by eight shareholders (the "Vendors"), in consideration for which Drummond entered into an agreement (the "Collateral Agreement") with the Vendors pursuant to which Drummond agreed to transfer 599,565 shares of common stock of ICHOR (the "Committed Shares") to the Vendors, subject to certain conditions;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual agreements and covenants herein contained, the parties hereto hereby covenant and agree as follows:

Purchase of Shares
------------------

1.1 Subject to the terms hereof, Drummond hereby agrees to sell, assign and transfer to Merchant Bank and Merchant Bank hereby agrees to purchase from Drummond all of the Purchased Shares.


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                                     -2-


1.2 The price payable by Merchant Bank for the Purchased Shares (the "Purchase Price") shall be 94% of the proceeds from the future sales by Merchant Bank of all or part of the Purchased Shares.

1.3 Merchant Bank shall complete the sale of all of the Purchased Shares on or before December 31, 2003.

1.4 The Purchase Price shall be paid to Drummond at the principal office of Drummond by way of certified cheque or bank draft within five (5) business days of each sale of the Purchased Shares by Merchant Bank.

1.5 In the event that the conditions to the transfer of the Committed Shares under the Collateral Agreement are not fulfilled on or before March 31, 1999, Merchant Bank shall sell the Committed Shares and pay the Purchase Price to Drummond in accordance with the terms hereof.

Covenants, Representations and Warranties
-----------------------------------------

Drummond covenants, represents and warrants to Merchant Bank as at December 31, 1998, and acknowledges that Merchant Bank is relying upon such covenants, representations and warranties in purchasing the Purchased Shares, as follows:

(a) Drummond is a corporation duly incorporated and validly subsisting in all respects under the laws of the State of Delaware and currently is in good standing with respect to all required filings with each governmental or regulatory or other authority having jurisdiction;

(b) Drummond is the legal and beneficial owner of, and has good and marketable title to, all of the Purchased Shares held by it, free and clear of any and all encumbrances, and such Purchased Shares are issued and outstanding as fully paid and non-assessable;

(c) Drummond caused the Purchased Shares held by it to be delivered to Merchant Bank free and clear of any mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances or demands, whatsoever;

(d) Drummond has taken all necessary or desirable actions, steps and corporate and other proceedings to validly approve and authorize the entering into, and the execution, delivery and performance of, this Agreement and the sale and transfer of the Purchased Shares to Merchant Bank, and the execution, delivery and performance of this Agreement, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of, or default under, the incorporation documents, by-laws or other constating documents of Drummond, or the terms of any agreement or understanding or other obligation to which Drummond is a party or by which Drummond is bound; and


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                                     -3-


(e) this Agreement has been duly executed and delivered by Drummond and constitutes valid and binding obligations enforceable against Drummond in accordance with its terms.

Merchant Bank covenants, represents and warrants to Drummond as at December 31, 1998, and acknowledges that Drummond is relying upon such covenants, representations and warranties in selling the Purchased Shares, as follows:

(a) Merchant Bank is a corporation duly organized and validly subsisting in all respects under the laws of Switzerland and is in good standing with respect to all required filings with each governmental or regulatory or there authority having jurisdiction;

(b) Merchant Bank has taken all necessary or desirable actions, steps and corporate and other proceedings to validly approve and authorize the entering into, and the execution, delivery and performance of, this Agreement and the purchase of the Purchased Shares from Drummond, and the execution, delivery and performance of this Agreement, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of, or default under, the incorporation documents, by-laws or other constating documents of Merchant Bank, or the terms of any agreement or understanding or other obligation to which Merchant Bank is a party or by which Merchant Bank is bound; and

(c) this Agreement has been duly executed and delivered by and on behalf of Merchant Bank and constitutes valid and binding obligations enforceable against Merchant Bank in accordance with its terms.

Closing
-------

At the closing of the transaction herein provided for on December 31, 1998, Drummond delivered:

(a) definitive certificates for the Purchased Shares, duly registered as Merchant Bank requested; and

(b) such further documentation as Merchant Bank reasonably required in a form satisfactory to Merchant Bank.

Notwithstanding the date hereof, the transaction herein provided reflects the agreement of the parties as at December 31, 1998 and shall have economic effect as of such date.

All warranties, representations, covenants and agreements herein contained or contained in any document submitted pursuant to this Agreement and in connection with the transaction herein contemplated survives the purchase by Merchant Bank and sale by Drummond of the Purchased Shares and continues in full force and effect for the benefit of Merchant Bank.


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This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein, and time shall be of the essence hereof.

This Agreement constitutes the entire agreement between the parties and, except as stated herein and in the instruments and documents to be executed and delivered pursuant hereto, contains all of the representations, warranties, covenants and agreements of the respective parties hereto.

This Agreement may be executed in any number of counterparts or by facsimile, each of which shall together constitute one and the same instrument and shall together be deemed to be an original, notwithstanding that all of the parties are not signatory to the same counterpart or facsimile.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

MFC MERCHANT BANK S.A.

By:  /s/ Claudio Morandi
    -----------------------

Name:  Claudio Morandi
      ---------------------

Title:  Director
       --------------------



DRUMMOND FINANCIAL CORPORATION

By:  /s/ Michael J. Smith
    -----------------------

Name:  Michael J. Smith
      ---------------------

Title:  Director
       --------------------